Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Sealed Air Corporation (the “Company”) for the fiscal year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jerome A. Peribere, as President and Chief Executive Officer of the Company, and Carol P. Lowe, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his/her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ JEROME A. PERIBERE
Name: Jerome A. Peribere
Title: President and Chief Executive Officer

Date: February 27, 2015

By:	/s/ CAROL P. LOWE
Name: Carol P. Lowe
Title: Senior Vice President and Chief Financial Officer

Date: February 27, 2015

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